UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014 (December 19, 2014)

Global Cash Access Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On December 19, 2014, Global Cash Access Holdings, Inc. (“GCA”) announced that it had completed the acquisition of Multimedia Games Holding Company, Inc. (“Multimedia Games”). Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of September 8, 2014 (the “Merger Agreement”), by and among GCA, Movie Merger Sub, Inc., a wholly owned subsidiary of GCA (“Merger Sub”), and Multimedia Games, Merger Sub merged with and into Multimedia Games, with Multimedia Games continuing as the surviving corporation (the “Merger”). As a result of the Merger, Multimedia Games became a wholly owned subsidiary of GCA.

GCA used the net proceeds from the New Credit Facilities (as described below), the net proceeds from the Notes offerings (as described below), and cash on hand at GCA and Multimedia Games to pay the merger consideration in the Merger.

Item 1.01. Entry into a Material Definitive Agreement.

Issuance of Notes

In connection with the Merger, on December 19, 2014, Movie Escrow, Inc. (“Escrow Issuer”), a wholly owned subsidiary of Global Cash Access, Inc. (“Company”), which is a wholly owned subsidiary of GCA, issued $350.0 million in aggregate principal amount of its 7.75% Senior Secured Notes due 2021 (the “Secured Notes”) and $350.0 million in aggregate principal amount of its 10.00% Senior Unsecured Notes due 2022 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S under the Securities Act. The Secured Notes were issued pursuant to an indenture dated as of December 19, 2014 (the “Secured Notes Indenture”), between Escrow Issuer, as issuer, and Deutsche Bank Trust Company Americas, as collateral agent and trustee. The Unsecured Notes were issued pursuant to an indenture dated as of December 19, 2014 (the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”), between Escrow Issuer, as issuer, and Deutsche Bank Trust Company Americas, as trustee. Promptly following the consummation of the Merger, Escrow Issuer merged with and into the Company, with the Company continuing as the surviving corporation, and the Company assumed the obligations of Escrow Issuer under the Notes and the Indentures pursuant to supplemental indentures to the Indentures entered into on December 19, 2014 by and among (i) with respect to the supplemental indenture relating to the Unsecured Notes Indenture, the Company, GCA as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, and (ii) with respect to the supplemental indenture relating to the Secured Notes Indenture, the Company, GCA as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent (collectively, the “Supplemental Indentures”).

The Secured Notes bear interest at the rate of 7.75% per annum, which accrues from December 19, 2014 and is payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2015. The Unsecured Notes bear interest at the rate of 10.00% per annum, which accrues from December 19, 2014 and is payable semiannually in arrears on January 15 and July 15 of each of year, beginning on July 15, 2015.

The Company may redeem some or all of the Secured Notes at any time prior to March 15, 2018, at a redemption price equal to 100% of the principal amount of the Secured Notes plus accrued and unpaid interest, if any, to the date of redemption plus a “make whole” premium. The Company may redeem some or all of the Secured Notes at any time on or after March 15, 2018 at the prices specified in the Secured Notes Indenture. In addition, at any time on or prior to March 15, 2018, the Company may redeem up to 35% of the initially outstanding aggregate principal amount of the Secured Notes at a redemption price of 107.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds from one or more equity offerings of GCA. The Company may redeem some or all of the Unsecured Notes at any time prior to January 15, 2018, at a redemption price equal to 100% of the principal amount of the Unsecured Notes plus accrued and unpaid interest, if any, to the date of redemption plus a “make whole” premium. The Company may redeem some or all of the Unsecured Notes at any time on or after January 15, 2018 at the prices specified in the Unsecured Notes Indenture. In addition, at any time on or prior to January 15, 2018, the Company may redeem up to 35% of the initially outstanding aggregate principal amount of the Unsecured Notes at a redemption price of 110.00% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds from one or more equity offerings of GCA. Additionally, if a holder of any Notes is required to be licensed, qualified or found suitable under any applicable gaming laws or regulations and that holder does not become so licensed or qualified or is not found to be suitable, then the Company will have the right, subject to certain notice provisions set forth in the Indentures, to (i) require that holder to dispose of all or a portion of those Notes, or (ii) redeem the Notes of such holder at a redemption price calculated as set forth in the Indentures. If GCA or the Company experiences specific kinds of changes in control or GCA or any of its restricted subsidiaries sells certain of its assets, then the Company must offer to repurchase the Notes on the terms set forth in the Indentures.

The Secured Notes are senior secured obligations of the Company, equally and ratably secured with the Company’s obligations under the New Credit Facilities. The Secured Notes rank equally with the Company’s existing and future senior debt and senior to the Company’s existing and future senior subordinated debt. The Unsecured Notes are senior unsecured obligations of the Company, and rank equally with the Company’s existing and future senior debt and senior to the Company’s existing and future senior subordinated debt. The Secured Notes are guaranteed on a senior secured basis by GCA and all of its material domestic subsidiaries (other than the Company) and the Unsecured Notes are guaranteed on a senior unsecured basis by GCA and all of its material domestic subsidiaries (other than the Company).

The Indentures contain certain covenants that, among other things, limit GCA’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets, or create certain liens and other encumbrances on its assets.

The Indentures contain events of default customary for agreements of their type (with customary grace periods, as applicable) and provide that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to GCA or the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding Secured Notes or Unsecured Notes, as applicable, may declare all such Notes to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Unsecured Notes, Escrow Issuer (and, by a joinder agreement, the Company, GCA, as a guarantor, and the subsidiary guarantors party thereto) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein, entered into a registration rights agreement, dated December 19, 2014 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company and the guarantors agreed, for the benefit of the holders of the Unsecured Notes, that they will file with the Securities and Exchange Commission (the “SEC”), and use their commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the Unsecured Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Unsecured Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Under certain circumstances, including if applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offer, the Company and the guarantors will use their commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Unsecured Notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Unsecured Notes covered by the shelf registration statement have been sold. The obligation to complete the exchange offer and/or file a shelf registration statement will terminate on the second anniversary of the date of the Registration Rights Agreement.

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before December 19, 2015, the annual interest rate borne by the Unsecured Notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter until the exchange offer is completed or the shelf registration statement is declared effective, at which time the interest rate will revert to the original interest rate on the date the Unsecured Notes were originally issued.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Notes, is party to the Registration Rights Agreement. Merrill Lynch, Pierce, Fenner & Smith Incorporated has relationships with, or has entered into other transactions with, GCA. In particular, Merrill Lynch, Pierce, Fenner & Smith Incorporated (along with Deutsche Bank Securities Inc.) is a lender under the New Credit Facilities.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated and/or its affiliates acted as financial advisor to GCA in connection with the Merger.

Security Agreement

In connection with the Secured Notes, the Company, GCA, as a guarantor, the subsidiary guarantors and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”), entered into a Security Agreement, dated as of December 19, 2014, pursuant to which the Company, GCA, as a guarantor, and the subsidiary guarantors granted a security interest in the Collateral (as defined below) to the Collateral Agent as collateral for the Secured Notes.

The foregoing descriptions of the Indentures and the Supplemental Indentures thereto, the Registration Rights Agreement, and the Security Agreement do not purport to be complete and are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 4.1—4.5 and 10.1-10.3, all of which are incorporated herein by reference.

New Credit Facilities

Concurrently with the closing of the Merger, the Company, as borrower, and GCA entered into a credit agreement, dated as of December 19, 2014, among the Company, GCA, Bank of America, N.A. as administrative agent, collateral agent, swing line lender and letter of credit issuer; Deutsche Bank Securities Inc., as syndication agent; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities, Inc. as joint lead arrangers and joint book managers (the “Credit Agreement”).  The Credit Agreement provides for a $50.0 million, five-year senior secured revolving credit facility and a $500.0 million, six-year senior secured term loan facility (the “New Credit Facilities”).

The senior secured term loan facility matures six years after the closing of the New Credit Facilities and the proceeds thereof were used for one or more of the following: to pay the consideration in connection with the Merger, to repay GCA’s and Multimedia Games’ existing debt, and/or to pay the fees and expenses relating to the Merger, the offering of the Notes, and the other financing transactions.  The senior secured revolving credit facility matures five-years after the closing of the New Credit Facilities and is available for general corporate purposes, including permitted acquisitions, working capital and the issuance of letters of credit.  All borrowings under the senior secured revolving credit facility will be subject to the satisfaction of customary conditions, including the absence of a default and compliance with representations and warranties.

Interest and Fees

The interest rate per annum applicable to loans under the senior secured revolving credit facility will be, at the Company’s option, the base rate or LIBOR plus, in each case, an applicable margin. The interest rate per annum applicable to the senior secured term loan facility will also be, at the Company’s option, the base rate or LIBOR plus, in each case, an applicable margin.  LIBOR will be reset at the beginning of each selected interest period based on the LIBOR rate then in effect; provided that, with respect to the senior secured revolving credit facility, if LIBOR is below zero, then such rate will be equal to zero plus the applicable margin, and, with respect to the senior secured term loan facility, if LIBOR is below 1.0%, then such rate will be equal to 1.0% plus the applicable margin. The base rate is a fluctuating interest rate equal to the highest of (i) the prime lending rate announced by the administrative agent, (ii) the federal funds effective rate from time to time plus 0.50%, and (iii) LIBOR (after taking account of any applicable floor) applicable for an interest period of one month plus 1.00%. The applicable margin for the senior secured revolving credit facility is subject to adjustment based on our consolidated secured leverage ratio.

Prepayments

Voluntary prepayments of the term loan and the revolving loans and voluntary reductions in the unused commitments are permitted in whole or in part, in minimum amounts as set forth in the Credit Agreement governing the New Credit Facilities, with prior notice but without premium or penalty, except that certain refinancings of the term loans within twelve months after the closing of the New Credit Facilities will be subject to a prepayment premium of 1.00% of the principal amount repaid.

Collateral and Guarantees

Subject to certain exceptions, the obligations under the New Credit Facilities are secured by substantially all of the present and after acquired assets of each of the Company, GCA and the subsidiary guarantors (the “Collateral”) including, (a) a perfected first priority pledge of all the capital stock of the Company and each domestic direct, wholly owned material restricted subsidiary held by GCA, the Company or any such subsidiary guarantor, and (b) a perfected first priority security interest in substantially all other tangible and intangible assets of GCA, the Company, and such subsidiary guarantors (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, real property, intellectual property and the proceeds of the foregoing).  Subject to certain exceptions, the New Credit Facilities are unconditionally guaranteed by GCA and such subsidiary guarantors, including, upon the closing of the Merger, Multimedia Games and its material domestic subsidiaries.

Covenants and Other Matters

The Credit Agreement governing the New Credit Facilities contains certain covenants that, among other things, limit GCA’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness; sell assets or consolidate or merge with or into other companies; pay dividends or repurchase or redeem capital stock; make certain investments; issue capital stock of subsidiaries; incur liens; prepay, redeem or repurchase subordinated debt; and enter into certain types of transactions with our affiliates.               The Credit Agreement governing the New Credit Facilities also requires GCA, together with its subsidiaries, to comply with a consolidated secured leverage ratio.

Events of default under the Credit Agreement governing the New Credit Facilities include customary events such as a cross-default provision with respect to other material debt (which includes the Notes). In addition, an event of default will occur if GCA undergoes a change of control. This is defined to include the case where GCA ceases to own 100% of the equity interests of the Company, or where any person or group acquires a percentage of the economic or voting interests of GCA’s capital stock of 35% or more (determined on a fully diluted basis), or where a majority of the board of directors of GCA ceases to consist of persons who are directors of GCA on the closing date of the New Credit Facilities or other directors whose nomination for election to the board of directors of GCA was recommended by a majority of the then continuing directors.

Security Agreement

In connection with the entry into the Credit Agreement governing the New Credit Facilities, the Company, GCA, as a guarantor, the subsidiary guarantors and Bank of America, N.A., as collateral agent (the “Collateral Agent”), entered into a Security Agreement, dated as of December 19, 2014, pursuant to which the Company, GCA, as a guarantor, and the subsidiary guarantors party thereto granted a security interest in the Collateral to the Collateral Agent as collateral for the New Credit Facilities.

Bank of America, N.A., as credit facility agent with respect to the New Credit Facilities, and Deutsche Bank Trust Company Americas, as notes agent with respect to the Secured Notes, are parties to an intercreditor agreement that governs the relative priority of liens on the collateral and certain other rights, priorities and interests among the lenders under the Credit Agreement and the holders of the Secured Notes.

The foregoing descriptions of the Credit Agreement governing the New Credit Facilities and the Security Agreement related thereto do not purport to be complete and are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 4.1—4.5 and 10.1-10.3, all of which are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 19, 2014, pursuant to the terms of the Merger Agreement, GCA completed the acquisition of Multimedia Games through the merger of Merger Sub with and into Multimedia Games, with Multimedia Games continuing as the surviving corporation.  As a result of the Merger, each outstanding share of common stock, par value $0.01 per share, of Multimedia Games, other than shares held by Multimedia Games, GCA, Merger Sub or their respective subsidiaries, was cancelled and converted into the right to receive $36.50 in cash, without interest (the “Merger Consideration”). In addition, as of the effective time of the Merger:

•                  each outstanding option to purchase Multimedia Games common stock granted prior to September 8, 2014, whether vested or unvested, was cancelled in exchange for the right to receive a cash payment equal to the number of shares of Multimedia Games common stock subject to such option multiplied by the excess of the Merger Consideration over the exercise price of such option;

•                  each outstanding equity-based award of Multimedia Games that was subject to performance-based conditions, whether vested or unvested, was canceled in exchange for the right to receive a cash payment equal to the number of shares of Multimedia Games common stock subject to such performance share award (assuming achievement of the applicable performance-based conditions at the maximum level) multiplied by the Merger Consideration;

•                  each outstanding Multimedia Games restricted stock unit award (“RSU”) granted on or prior to September 8, 2014, whether vested or unvested, was cancelled in exchange for the right to receive the Merger Consideration multiplied by the number of Multimedia Games shares subject to such RSU; and

•                  each option to purchase shares of Multimedia Games common stock granted after September 8, 2014, was converted into a new award covering shares of GCA common stock using a customary exchange ratio of the Merger Consideration to GCA’s stock price on the closing date of the Merger.

The Merger Consideration and the other payments described above totaled approximately $1.15 billion.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to GCA’s Current Report on Form 8-K filed with the SEC on September 8, 2014, and which is incorporated herein by reference.

The Merger Agreement was filed to provide investors with information regarding its terms and is not intended to provide any factual information about GCA, Merger Sub, the Company, Multimedia Games or any of their respective subsidiaries or affiliates. Such information can be found in the public filings that GCA or Multimedia Games, as applicable, files with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and are as of specific dates and solely for the benefit of the parties to the Merger Agreement and:

•                  are not intended as statements of fact, but rather as a way of allocating the risk among the parties in the event the statements therein prove to be inaccurate;

•                  have been modified or qualified by certain confidential disclosures that were made among the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

•                  may no longer be true as of a given date;

•                  may be subject to a contractual standard of materiality in a way that is different from that generally applicable to investors or other stockholders and reports and documents filed with the SEC; and

•                  may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a material adverse effect on the applicable party).

Accordingly, investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of GCA, Merger Sub, the Company, Multimedia Games or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change, or may have changed, after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in GCA’s or Multimedia Games’ public disclosures. Accordingly, the representations and warranties and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information that each company publicly files in reports and statements with the SEC.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 19, 2014, Robert Myhre, GCA’s Executive Vice President and Chief Information Officer, resigned from his position at GCA to pursue other professional opportunities.

Item 8.01. Other Events.

On December 19, 2014, GCA issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

GCA will file by amendment to this Current Report on Form 8-K the financial statements required by Item 9.01(a) of Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

GCA will file by amendment to this Current Report on Form 8-K the pro forma financial information required by Item 9.01(b) of Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

2.1

Agreement and Plan of Merger, dated as of September 8, 2014, by and among Global Cash Access Holdings, Inc., Movie Merger Sub, Inc. and Multimedia Games Holding Company, Inc. (incorporated by reference to Exhibit 2.1 of Global Cash Access Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on September 8, 2014).

4.1

Indenture, dated as of December 19, 2014, between Movie Escrow, Inc., as issuer, and Deutsche Bank Trust Company Americas, as collateral agent and trustee, related to the 7.75% Senior Secured Notes due 2021.

4.2

Supplemental Indenture, dated as of December 19, 2014, among Global Cash Access, Inc., as issuer, Global Cash Access Holdings, Inc., as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent and trustee, related to the 7.75% Senior Secured Notes due 2021.

4.3	Indenture, dated as of December 19, 2014, between Movie Escrow, Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee, related to the 10.00% Senior Unsecured Notes due 2022.

4.4

Supplemental Indenture, dated as of December 19, 2014, among Global Cash Access, Inc.., as issuer, Global Cash Access Holdings, Inc., as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, related to the 10.00% Senior Unsecured Notes due 2022.

4.5

Registration Rights Agreement, dated as of December 19, 2014, among Movie Escrow, Inc. (and, by a joinder agreement, Global Cash Access, Inc., Global Cash Access Holdings, Inc., as a guarantor and the subsidiary guarantors party thereto) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein, related to the 10.00% Senior Unsecured Notes due 2022.

10.1

Purchase Agreement, dated as of December 17, 2014, among Movie Escrow, Inc. (a wholly owned subsidiary of Global Cash Access, Inc.), as issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein.

10.2

Security Agreement, dated as of December 19, 2014, among Global Cash Access, Inc., as issuer, Global Cash Access Holdings, Inc., as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent, related to the 7.75% Senior Secured Notes due 2021.

10.3

Credit Agreement, dated as of December 19, 2014, among Global Cash Access, Inc., Global Cash Access Holdings, Inc., Bank of America, N.A. as administrative agent, collateral agent, swing line lender and letter of credit issuer; Deutsche Bank Securities Inc., as syndication agent; and Merrill Lynch, Pierce, Fenner &

Smith Incorporated and Deutsche Bank Securities, Inc. as joint lead arrangers and joint book managers.

10.4

Security Agreement, dated December 19, 2014, among Global Cash Access, Inc., Global Cash Access Holdings, Inc., as a guarantor, the subsidiary guarantors party thereto, and Bank of America, N.A., as collateral agent, related to the Credit Agreement.

10.5

Guaranty, dated December 19, 2014, by Global Cash Access Holdings, Inc., as a guarantor, and the subsidiary guarantors party thereto, in favor of the lenders party from time to time to the Credit Agreement and Bank of America, N.A., as administrative agent.

99.1	Press release dated December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: December 19, 2014

By:	/s/ Randy L. Taylor
Randy L. Taylor
Executive Vice President and Chief Financial Officer

Exhibit Index

2.1

Agreement and Plan of Merger, dated as of September 8, 2014, by and among Global Cash Access Holdings, Inc., Movie Merger Sub, Inc. and Multimedia Games Holding Company, Inc. (incorporated by reference to Exhibit 2.1 of Global Cash Access Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on September 8, 2014).

4.1

Indenture, dated as of December 19, 2014, between Movie Escrow, Inc., as issuer, and Deutsche Bank Trust Company Americas, as collateral agent and trustee, related to the 7.75% Senior Secured Notes due 2021.

4.2

Supplemental Indenture, dated as of December 19, 2014, among Global Cash Access, Inc., as issuer, Global Cash Access Holdings, Inc., as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent and trustee, related to the 7.75% Senior Secured Notes due 2021.

4.3	Indenture, dated as of December 19, 2014, between Movie Escrow, Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee, related to the 10.00% Senior Unsecured Notes due 2022.

4.4

Supplemental Indenture, dated as of December 19, 2014, among Global Cash Access, Inc.., as issuer, Global Cash Access Holdings, Inc., as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, related to the 10.00% Senior Unsecured Notes due 2022.

4.5

Registration Rights Agreement, dated as of December 19, 2014, among Movie Escrow, Inc. (and, by a joinder agreement, Global Cash Access, Inc., Global Cash Access Holdings, Inc., as a guarantor and the subsidiary guarantors party thereto) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein, related to the 10.00% Senior Unsecured Notes due 2022.

10.1

Purchase Agreement, dated as of December 17, 2014, among Movie Escrow, Inc. (a wholly owned subsidiary of Global Cash Access, Inc.), as issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein.

10.2

Security Agreement, dated as of December 19, 2014, among Global Cash Access, Inc., as issuer, Global Cash Access Holdings, Inc., as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent, related to the 7.75% Senior Secured Notes due 2021.

10.3

Credit Agreement, dated as of December 19, 2014, among Global Cash Access, Inc., Global Cash Access Holdings, Inc., Bank of America, N.A. as administrative agent, collateral agent, swing line lender and letter of credit issuer; Deutsche Bank Securities Inc., as syndication agent; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities, Inc. as joint lead arrangers and joint book managers.

10.4

Security Agreement, dated December 19, 2014, among Global Cash Access, Inc., Global Cash Access Holdings, Inc., as a guarantor, the subsidiary guarantors party thereto, and Bank of America, N.A., as collateral agent, related to the Credit Agreement.

10.5

Guaranty, dated December 19, 2014, by Global Cash Access Holdings, Inc., as a guarantor, and the subsidiary guarantors party thereto, in favor of the lenders party from time to time to the Credit Agreement and Bank of America, N.A., as administrative agent.

99.1	Press release dated December 19, 2014.